Exhibit 99.1

PEBBLEBROOK HOTEL TRUST REPORTS THIRD QUARTER 2023 RESULTS

Q3 FINANCIAL HIGHLIGHTS
▪Net loss: $56.5 million
▪Same-Property Hotel EBITDA(1) of $114.3 million, Adjusted EBITDAre(1) of $116.1 million, and Adjusted FFO(1) per diluted share of $0.61, at the top end of the Company’s Q3 Outlook
▪Tropical Storm Hilary and Hurricane Idalia negatively impacted RevPAR growth by approximately 90 bps and Same-Property Hotel EBITDA by $2.5 million
▪Same-Property Total RevPAR(1) increased 0.2% vs. 2022, with urban markets rising 4.3%, leading the portfolio’s growth

HOTEL OPERATING TRENDS
▪ Urban demand continues to recover, driven by a sustained rebound in group and transient business travel and improving weekend leisure demand, with the greatest RevPAR gains generated in Washington DC, San Francisco, Los Angeles, and Boston
▪ Q4 group and transient revenue pace is up 13% compared to Q4 2022; this growth can be attributed to a robust convention calendar in several of the Company's urban markets and a shift to more normalized booking patterns, as corporate group and transient bookings are being made further in advance than closer to arrival

PORTFOLIO UPDATES & REPOSITIONINGS
▪ Launched Margaritaville Hotel San Diego Gaslamp Quarter, following a comprehensive $27.0 million redevelopment, transforming it into a premier destination retreat for urban escapism
▪ Successfully completed $140.0 million, 5-year refinancing of Margaritaville Hollywood Beach Resort, fixing the interest rate at 7.0% for 4 years
▪ Executed contract to sell Hotel Zoe Fisherman’s Wharf for $68.5 million, targeted to close in Q4 2023
▪ Restoration and rebuilding of LaPlaya Beach Resort & Club currently expected to be substantially complete in the first quarter of 2024

Q4 2023 OUTLOOK	▪ Net loss: $48.3 to $42.3 million ▪ Adjusted EBITDAre(1): $50.8 to $56.8 million ▪ Adjusted FFO(1) per diluted share: $0.09 to $0.14 ▪ Same-Property RevPAR(1) vs. 2022: 1.0% to 4.0%
(1) See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures used in the table above and elsewhere in this press release.

“
Our third quarter bottom line results were at the top end of our expectations, even after the negative impact of severe weather events on both coasts and the labor strikes in the entertainment industry that primarily affected our Los Angeles properties. We continued to see healthy occupancy improvements in our urban market hotels, driven by improving group and transient business travel, as well as solid gains in weekend leisure demand. Our third quarter resort portfolio occupancy was flat year-over-year, though it would have been higher if not for the severe weather events.

“During the quarter, we successfully completed the redevelopment and reflagging of the former Solamar Hotel as the Margaritaville Hotel San Diego Gaslamp Quarter. This transformation has created an exceptional lifestyle experience in San Diego’s vibrant Gaslamp district, renowned for its entertainment offerings and close proximity to San Diego’s convention center. We’re very excited about the upside opportunity for this fantastic, unique, like-new urban lifestyle hotel.”

-Jon E. Bortz, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust

Third Quarter and Year-to-Date Highlights

	Third Quarter			Nine Months Ended September 30,
Same-Property and Corporate Highlights	2023	2022	Variance	2023	2022	Variance
	($ in millions except per share and RevPAR data)

Net income (loss)	($56.5)	$26.3	(314.7%)	($32.3)	($45.1)	NM
Same-Property Room Revenues(1)	$257.4	$260.1	(1.0%)	$684.0	$657.6	4.0%
Same-Property Total Revenues(1)	$389.1	$388.0	0.3%	$1,046.3	$987.0	6.0%
Same-Property Total Expenses(1)	$274.8	$265.0	3.7%	$762.0	$689.6	10.5%
Same-Property EBITDA(1)	$114.3	$123.0	(7.0%)	$284.3	$297.5	(4.4%)

Adjusted EBITDAre(1)	$116.1	$124.1	(6.5%)	$293.1	$299.3	(2.1%)
Adjusted FFO(1)	$74.1	$86.7	(14.5%)	$172.2	$195.7	(12.0%)
Adjusted FFO per diluted share(1)	$0.61	$0.66	(7.6%)	$1.39	$1.49	(6.7%)

	2023 Monthly Results
Same-Property Portfolio Highlights(2)	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep
	($ in millions except per share and RevPAR data)

Occupancy	47%	60%	67%	71%	72%	77%	77%	74%	75%
ADR	$287	$293	$303	$308	$303	$312	$320	$298	$314
RevPAR	$136	$175	$202	$219	$216	$241	$246	$219	$237
Total Revenues	$80.8	$93.0	$115.9	$116.9	$122.2	$128.4	$135.6	$121.7	$131.9
Total Revenues growth rate (‘23 vs. ‘22)	59%	20%	10%	1%	3%	(1%)	0%	(1%)	1%
Hotel EBITDA	$6.0	$18.7	$34.6	$34.6	$37.3	$38.8	$41.5	$34.7	$38.1

                   NM = Not Meaningful

(1)See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

(2)Includes information for all the hotels the Company owned as of September 30, 2023, except for the following:
■LaPlaya Beach Resort & Club is excluded from all months due to its closure following Hurricane Ian.
■1 Hotel San Francisco is excluded from Jan-Jun due to its closure in the first half of 2022 for redevelopment.
■Hotel Monaco Seattle is included in Jan-Mar only due to its sale earlier this year.
■Hotel Vintage Seattle is included in Jan-Mar only due to its sale earlier this year.
■Westin Michigan Avenue Retail Parcel is included in Jan-Mar only due to its sale earlier this year.

“Despite the challenges posed by two significant storm events that resulted in booking interruptions and cancellations, we are pleased to have generated a 3.4% improvement in occupancy during the third quarter, driven primarily by our urban hotels,” noted Mr. Bortz. “As we move into the fourth quarter, group pace compared to the same time last year remains strong, with revenues up over 18%, led by a favorable convention calendar across a number of our urban markets, including San Francisco, Washington, DC, San Diego and Boston. Occupancy growth in our portfolio should continue in the fourth quarter. While we continue to actively monitor macroeconomic trends, thus far, we’ve observed continued stable demand from both the business and leisure segments.”

Update on Impact from Hurricane Ian
The Company continues to make significant progress restoring and reopening the 189-room LaPlaya Beach Resort & Club (“LaPlaya”) in Naples, Florida. The resort’s Bay Tower (40 rooms) and Gulf Tower (70 rooms) are substantially restored and fully operational, with additional resort services and amenities progressively coming online. The Beach House (79 rooms), with its full-service spa and fitness center, is expected to be substantially completed and returned to service in the first quarter of next year.

The Company anticipates that all operational disruption will be covered under its business interruption and property insurance programs, net of deductibles. A preliminary business interruption settlement of $10.9 million was recorded in Q3 related to lost income from Q2 2023. Year to date, the Company has recorded $33.0 million of business interruption proceeds. The Company expects to record additional business interruption settlements as these are determined and finalized with its insurance providers.
Capital Investments and Strategic Property Redevelopments
During the third quarter, the Company completed $33.1 million of capital investments throughout its portfolio, excluding capital expenditures related to the repair and rebuilding of LaPlaya. This includes the redevelopment and reflagging of Solamar Hotel to Margaritaville Hotel San Diego Gaslamp Quarter, which officially occurred on August 15, 2023.

The renovation of the four guesthouses (50 rooms/suites) at Southernmost Beach Resort in Key West, FL is well along, with two of the guesthouses already substantially complete and back in inventory, with the remaining two scheduled to be completed by the end of November. The comprehensive redevelopment and repositioning of Newport Harbor Island Resort is slated to begin in mid-November, with completion expected in Q2 2024.

For 2023, the Company continues to expect to invest a total of $145 to $155 million in capital improvements, which excludes capital expenditures related to the repair and rebuilding of LaPlaya. Since 2018, the Company has reinvested approximately $693 million into redeveloping its assets, including over $257 million of ROI-generating investments which have been primarily major transformations and repositionings of a majority of our properties to higher levels. These ROI investments are expected to generate a healthy return on investment in line with the Company’s previous redevelopment and repositioning projects. By early 2024, substantially all of the Company’s properties will have been recently renovated or redeveloped, and future capital investments and repositionings are expected to be substantially reduced.
Update on Strategic Dispositions
The Company recently executed a contract to sell the 221-room Hotel Zoe Fisherman’s Wharf (“Hotel Zoe”) in San Francisco, California, for $68.5 million to a third party. This sale is targeted to be completed in the fourth quarter of 2023, subject to normal closing conditions. The Company offers no assurances that this sale will be completed on these terms or at all. Assuming the Hotel Zoe sale closes this year, the Company will have completed $300.8 million of property dispositions in 2023 comprised of six property sales. The $300.8 million aggregate sales proceeds reflect a combined 21.8x EBITDA multiple and a 3.8% net operating income capitalization rate (assuming a capital reserve of 4.0% of total hotel revenues) based on the trailing twelve-month performance prior to the completion of each respective sale, or the trailing twelve-month performance ended September 30, 2023 in the case of Hotel Zoe.

Net proceeds from the Company’s dispositions are being used for general corporate purposes, including reducing the Company’s debt, increasing the Company’s cash position, and repurchasing common or preferred shares to further strengthen the Company’s balance sheet and enhance shareholder value.
Common Share Repurchases
The Company did not complete any common share repurchases in Q3 2023 since no property sales were completed in the third quarter. On a cumulative basis since October 2022, the Company has repurchased over 11 million common shares, or approximately 8.4% of the Company’s outstanding common shares, at an average price of $14.51 per share, representing an approximate 50% discount to the midpoint of the Company’s most recently published Net Asset Value (“NAV”) per share.
Balance Sheet and Liquidity
As of September 30, 2023, the Company had $829.0 million in liquidity, consisting of $191.6 million in cash, cash equivalents, and restricted cash, plus $637.4 million of undrawn availability on its senior unsecured revolving credit facility.

The Company's $2.4 billion of consolidated debt and convertible notes is well-structured, with an effective weighted-average interest rate of 4.4%. The majority of the debt and convertible notes, or 78%, is at an effective weighted-average fixed interest rate of 3.5%, which mitigates exposure to rising interest rates. The remaining 22% of the Company’s debt is at a weighted-average floating interest rate of 7.6%. In addition, approximately 92% of the Company’s outstanding debt is unsecured, and the weighted-average maturity is 2.8 years. The Company has no meaningful debt maturities until Q4 2024.

Common and Preferred Dividends
On September 15, 2023, the Company declared a quarterly cash dividend of $0.01 per share on its common shares and a regular quarterly cash dividend for the following preferred shares of beneficial interest:
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share;
▪$0.39375 per 6.3% Series F Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series G Cumulative Redeemable Preferred Share; and
▪$0.35625 per 5.7% Series H Cumulative Redeemable Preferred Share.
Update on Curator Hotel & Resort Collection
Curator Hotel & Resort Collection (“Curator”) is a curated collection of experientially focused small brands and independent lifestyle hotels and resorts worldwide founded by Pebblebrook and several industry-leading independent lifestyle hotel operators. Curator has 99 member hotels and 109 master service agreements with preferred vendor partners. These agreements provide Curator member hotels with preferred pricing, enhanced operating terms, and early access to curated new technologies. Curator's mission is to help independent lifestyle hotels and resorts achieve their full potential by providing them with the resources and support they need to compete with larger brands and operators while remaining independent.
Q4 2023 Outlook
Based on current trends and assuming no material disruptions to travel caused by pandemics, federal government shutdowns, or worsening macro-economic conditions, the Company’s outlook for Q4 2023 is as follows:

	Q4 2023 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net income (loss)	($48.3)	($42.3)

Adjusted EBITDAre	$50.8	$56.8

Adjusted FFO	$10.8	$16.8
Adjusted FFO per diluted share	$0.09	$0.14

This Q4 2023 Outlook is based, in part, on the following estimates and assumptions:

Same-Property RevPAR	$183	$188
Same-Property RevPAR variance vs. 2022	1.0%	4.0%

Same-Property EBITDA	$57.0	$63.0
Same-Property EBITDA variance vs. 2022	(9.8%)	(0.3%)

The fourth quarter outlook does not assume any business interruption income related to LaPlaya. Based on the above Q4 2023 outlook, the implied full-year 2023 outlook is as follows:

	Full Year 2023 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net income (loss)	($80.6)	($74.6)

Adjusted EBITDAre	$344.0	$350.0

Adjusted FFO	$183.0	$189.0
Adjusted FFO per diluted share	$1.49	$1.54

This Full Year 2023 Outlook is based, in part, on the following estimates and assumptions:

Same-Property RevPAR	$203	$205
Same-Property RevPAR variance vs. 2022	3.3%	4.0%

Same-Property EBITDA	$341.3	$347.3
Same-Property EBITDA variance vs. 2022	(5.4%)	(3.7%)
Third Quarter 2023 Earnings Call
The Company conduct its quarterly analyst and investor conference call on Friday, October 27, 2023, at 9:00 AM ET. Please dial (877) 407-3982 approximately ten minutes before the call begins to participate. A live webcast of the conference call will also be available through the Investor Relations section of www.pebblebrookhotels.com. To access the webcast, click on https://investor.pebblebrookhotels.com/news-and-events/webcasts/default.aspx ten minutes before the conference call. A replay of the conference call webcast will be archived and available online.
About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels and resorts in the United States. The Company owns 47 hotels and resorts, totaling approximately 12,200 guest rooms across 13 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future capital investment projects, operations or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; statements regarding expectations of hotel dispositions and use of proceeds; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of October 26, 2023. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###
Contacts:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$5,553,122	$5,874,876
Hotels held for sale	65,453	44,861
Cash and cash equivalents	182,665	41,040
Restricted cash	8,946	11,229
Hotel receivables (net of allowance for doubtful accounts of $519 and $431, respectively)	56,842	45,258
Prepaid expenses and other assets	131,800	116,276
Total assets	$5,998,828	$6,133,540

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$—	$—
Unsecured term loans, net of unamortized deferred financing costs	1,374,267	1,372,057
Convertible senior notes, net of unamortized debt premium and discount and deferred financing costs	747,028	746,326
Senior unsecured notes, net of unamortized deferred financing costs	49,981	49,920
Mortgage loans, net of unamortized debt discount and deferred financing costs	195,669	218,990
Accounts payable, accrued expenses and other liabilities	272,745	250,518
Lease liabilities - operating leases	320,571	320,402
Deferred revenues	74,576	73,603
Accrued interest	10,720	4,535
Liabilities related to hotels held for sale	1,647	428
Distribution payable	12,156	12,218
Total liabilities	3,059,360	3,048,997
Commitments and contingencies

Shareholders' Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $715,000 at September 30, 2023 and December 31, 2022), 100,000,000 shares authorized; 28,600,000 shares issued and outstanding at September 30, 2023 and December 31, 2022	286	286
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 120,057,744 shares issued and outstanding at September 30, 2023 and 126,345,293 shares issued and outstanding at December 31, 2022	1,201	1,263
Additional paid-in capital	4,097,130	4,182,359
Accumulated other comprehensive income (loss)	45,834	35,724
Distributions in excess of retained earnings	(1,295,089)	(1,223,117)
Total shareholders' equity	2,849,362	2,996,515
Non-controlling interests	90,106	88,028
Total equity	2,939,468	3,084,543
Total liabilities and equity	$5,998,828	$6,133,540

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)
(Unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Revenues:
Room	$259,397	$277,971	$706,705	$707,997
Food and beverage	91,661	98,080	261,172	261,228
Other operating	44,741	40,642	117,984	103,060
Total revenues	$395,799	$416,693	$1,085,861	$1,072,285

Expenses:
Hotel operating expenses:
Room	$68,065	$66,637	$189,179	$167,102
Food and beverage	69,091	69,296	196,748	179,859
Other direct and indirect	112,596	115,589	324,164	307,317
Total hotel operating expenses	249,752	251,522	710,091	654,278
Depreciation and amortization	63,272	60,372	179,598	179,746
Real estate taxes, personal property taxes, property insurance, and ground rent	32,905	34,641	91,380	98,118
General and administrative	11,549	10,281	32,739	29,675
Impairment	71,416	12,865	71,416	86,119
(Gain) loss on sale of hotel properties	—	(6,194)	(30,219)	(6,194)
Business interruption insurance income	(10,881)	—	(32,985)	—
Other operating expenses	3,829	989	9,876	4,045
Total operating expenses	421,842	364,476	1,031,896	1,045,787
Operating income (loss)	(26,043)	52,217	53,965	26,498
Interest expense	(31,022)	(25,020)	(87,996)	(70,753)
Other	1,403	123	2,538	156
Income (loss) before income taxes	(55,662)	27,320	(31,493)	(44,099)
Income tax (expense) benefit	(822)	(1,015)	(853)	(1,015)
Net income (loss)	(56,484)	26,305	(32,346)	(45,114)
Net income (loss) attributable to non-controlling interests	658	1,237	2,999	1,359
Net income (loss) attributable to the Company	(57,142)	25,068	(35,345)	(46,473)
Distributions to preferred shareholders	(10,988)	(11,344)	(32,963)	(34,031)
Net income (loss) attributable to common shareholders	$(68,130)	$13,724	$(68,308)	$(80,504)

Net income (loss) per share available to common shareholders, basic	$(0.57)	$0.10	$(0.56)	$(0.62)
Net income (loss) per share available to common shareholders, diluted	$(0.57)	$0.10	$(0.56)	$(0.62)

Weighted-average number of common shares, basic	120,057,744	130,905,132	122,394,293	130,904,772
Weighted-average number of common shares, diluted	120,057,744	131,149,783	122,394,293	130,904,772

Considerations Regarding Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with Nareit guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted FFO and Adjusted EBITDAre because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO and Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO and Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Non-cash interest expense, one-time operation suspension expenses, early extinguishment of debt, amortization of share-based compensation expense, issuance costs of redeemed preferred shares, and hurricane-related repairs costs: The Company excludes these items because the Company believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.
- One-time operation suspension expenses, amortization of share-based compensation expense, and hurricane-related costs: The Company excludes these items because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company presents weighted-average number of basic and fully diluted common shares and units by excluding the dilutive effect of shares issuable upon conversion of convertible debt.

The Company’s presentation of FFO and Adjusted EBITDAre as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Net income (loss)	$(56,484)	$26,305	$(32,346)	$(45,114)
Adjustments:
Real estate depreciation and amortization	63,186	60,285	179,341	179,480
Gain on sale of hotel properties	—	(6,194)	(30,219)	(6,194)
Impairment loss	71,416	12,865	71,416	86,119
FFO	$78,118	$93,261	$188,192	$214,291
Distribution to preferred shareholders and unit holders	(12,152)	(12,507)	(36,455)	(35,842)
FFO available to common share and unit holders	$65,966	$80,754	$151,737	$178,449
Transaction costs	273	179	583	331
Non-cash ground rent	1,901	1,933	5,712	5,808
Management/franchise contract transition costs	(1)	(43)	210	346
Interest expense adjustment for acquired liabilities	403	521	1,487	2,007
Finance lease adjustment	740	728	2,210	2,175
Non-cash amortization of acquired intangibles	(482)	(536)	(5,013)	(1,620)
Non-cash interest expense	—	—	—	49
Early extinguishment of debt	1,004	—	1,004	—
Amortization of share-based compensation expense	3,321	3,180	9,232	8,154
Hurricane-related costs	991	—	5,058	—
Adjusted FFO available to common share and unit holders	$74,116	$86,716	$172,220	$195,699

FFO per common share - basic	$0.54	$0.61	$1.23	$1.35
FFO per common share - diluted	$0.54	$0.61	$1.23	$1.35
Adjusted FFO per common share - basic	$0.61	$0.66	$1.40	$1.49
Adjusted FFO per common share - diluted	$0.61	$0.66	$1.39	$1.49

Weighted-average number of basic common shares and units	121,066,124	131,782,236	123,402,673	131,781,876
Weighted-average number of fully diluted common shares and units	121,240,662	132,026,887	123,719,181	131,781,876

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Net income (loss)	$(56,484)	$26,305	$(32,346)	$(45,114)
Adjustments:
Interest expense	31,022	25,020	87,996	70,753
Income tax expense (benefit)	822	1,015	853	1,015
Depreciation and amortization	63,272	60,372	179,598	179,746
EBITDA	$38,632	$112,712	$236,101	$206,400
Gain on sale of hotel properties	—	(6,194)	(30,219)	(6,194)
Impairment loss	71,416	12,865	71,416	86,119
EBITDAre	$110,048	$119,383	$277,298	$286,325
Transaction costs	273	179	583	331
Non-cash ground rent	1,901	1,933	5,712	5,808
Management/franchise contract transition costs	(1)	(43)	210	346
Non-cash amortization of acquired intangibles	(482)	(536)	(5,013)	(1,620)
Amortization of share-based compensation expense	3,321	3,180	9,232	8,154
Hurricane-related costs	991	—	5,058	—
Adjusted EBITDAre	$116,051	$124,096	$293,080	$299,344

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q4 2023 and Full Year 2023 Outlook Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ending December 31, 2023		Year ending December 31, 2023
	Low	High	Low	High

Net income (loss)	$(48)	$(42)	$(81)	$(75)
Adjustments:
Real estate depreciation and amortization	65	65	244	244
(Gain) loss on sale of hotel properties	—	—	(30)	(30)
Impairment loss	—	—	71	71
FFO	$17	$23	$204	$210
Distribution to preferred shareholders and unit holders	(12)	(12)	(49)	(49)
FFO available to common share and unit holders	$5	$11	$155	$161
Non-cash ground rent	2	2	8	8
Amortization of share-based compensation expense	3	3	13	13
Other	1	1	7	7
Adjusted FFO available to common share and unit holders	$11	$17	$183	$189

FFO per common share - diluted	$0.04	$0.09	$1.26	$1.31
Adjusted FFO per common share - diluted	$0.09	$0.14	$1.49	$1.54

Weighted-average number of fully diluted common shares and units	121.1	121.1	123.0	123.0

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q4 2023 and Full Year 2023 Outlook Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending December 31, 2023		Year ending December 31, 2023
	Low	High	Low	High

Net income (loss)	$(48)	$(42)	$(81)	$(75)
Adjustments:
Interest expense and income tax expense	29	29	118	118
Depreciation and amortization	65	65	244	244
EBITDA	$46	$52	$281	$287
(Gain) loss on sale of hotel properties	—	—	(30)	(30)
Impairment loss	—	—	71	71
EBITDAre	$46	$52	$322	$328
Non-cash ground rent	2	2	8	8
Amortization of share-based compensation expense	3	3	13	13
Other	—	—	1	1
Adjusted EBITDAre	$51	$57	$344	$350

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Same-Property Occupancy	75.4%	72.9%	68.9%	63.8%
2023 vs. 2022 Increase/(Decrease)	3.4%		7.9%

Same-Property ADR	$310.67	$324.78	$305.21	$316.82
2023 vs. 2022 Increase/(Decrease)	(4.3%)		(3.7%)

Same-Property RevPAR	$234.09	$236.69	$210.16	$202.15
2023 vs. 2022 Increase/(Decrease)	(1.1%)		4.0%

Same-Property Total RevPAR	$353.85	$353.06	$321.51	$303.41
2023 vs. 2022 Increase/(Decrease)	0.2%		6.0%

Notes:
For the three months ended September 30, 2023 and 2022, the above table of hotel operating statistics includes information from all hotels owned as of September 30, 2023, except for the following:
  • LaPlaya Beach Resort & Club is excluded due to its closure following Hurricane Ian.

For the nine months ended September 30, 2023 and 2022, the above table of hotel operating statistics includes information from all hotels owned as of September 30, 2023, except for the following:
  • LaPlaya Beach Resort & Club is excluded from all months due to its closure following Hurricane Ian.
  • 1 Hotel San Francisco is excluded from Jan-Jun due to its closure for redevelopment.
  • Hotel Monaco Seattle is included in Jan-Mar only due to its sale earlier this year.
  • Hotel Vintage Seattle is included in Jan-Mar only due to its sale earlier this year.
  • Westin Michigan Avenue Retail Parcel is included in Jan-Mar only due to its sale earlier this year.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

	Three months ended September 30,	Nine months ended September 30,
	2023	2023
Same-Property RevPAR variance to 2022:
Washington DC	21.4%	39.4%
San Francisco	13.1%	24.9%
Los Angeles	5.0%	9.2%
Boston	2.5%	3.3%
Chicago	(5.3%)	11.1%
San Diego	(7.2%)	(1.8%)
Portland	(8.9%)	4.3%
Southern Florida/Georgia	(9.1%)	(10.0%)
Other	(18.8%)	(15.0%)

Urban	3.0%	10.0%
Resorts	(10.2%)	(7.7%)
Notes:
For the three months ended September 30, 2023, the above table of hotel operating statistics includes information from all hotels owned as of September 30, 2023, except for the following:
  • LaPlaya Beach Resort & Club is excluded due to its closure following Hurricane Ian.

For the nine months ended September 30, 2023, the above table of hotel operating statistics includes information from all hotels owned as of September 30, 2023, except for the following:
  • LaPlaya Beach Resort & Club is excluded from all months due to its closure following Hurricane Ian.
  • 1 Hotel San Francisco is excluded from Jan-Jun due to its closure for redevelopment.
  • Hotel Monaco Seattle is included in Jan-Mar only due to its sale earlier this year.
  • Hotel Vintage Seattle is included in Jan-Mar only due to its sale earlier this year.

"Other" includes Newport, RI and Santa Cruz, CA.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Same-Property Revenues:
Room	$257,421	$260,104	$683,956	$657,610
Food and beverage	89,690	92,261	251,664	238,557
Other	42,009	35,622	110,719	90,850
Total hotel revenues	389,120	387,987	1,046,339	987,017

Same-Property Expenses:
Room	$67,400	$62,328	$182,534	$156,010
Food and beverage	67,128	64,754	186,106	165,096
Other direct	8,902	8,209	24,563	22,030
General and administrative	30,280	30,016	86,530	78,988
Information and telecommunication systems	5,249	4,777	15,247	13,089
Sales and marketing	27,388	26,672	78,038	66,697
Management fees	11,370	11,342	30,167	30,181
Property operations and maintenance	13,729	12,773	39,564	34,942
Energy and utilities	11,696	10,566	31,785	28,258
Property taxes	15,176	18,559	44,644	54,675
Other fixed expenses	16,453	14,970	42,838	39,584
Total hotel expenses	274,771	264,966	762,016	689,550

Same-Property EBITDA	$114,349	$123,021	$284,323	$297,467

Same-Property EBITDA Margin	29.4%	31.7%	27.2%	30.1%

Notes:
For the three months ended September 30, 2023 and 2022, the above table of hotel operating statistics includes information from all hotels owned as of September 30, 2023, except for the following:
  • LaPlaya Beach Resort & Club is excluded due to its closure following Hurricane Ian.

For the nine months ended September 30, 2023 and 2022, the above table of hotel operating statistics includes information from all hotels owned as of September 30, 2023, except for the following:
  • LaPlaya Beach Resort & Club is excluded from all months due to its closure following Hurricane Ian.
  • 1 Hotel San Francisco is excluded from Jan-Jun due to its closure for redevelopment.
  • Hotel Monaco Seattle is included in Jan-Mar only due to its sale earlier this year.
  • Hotel Vintage Seattle is included in Jan-Mar only due to its sale earlier this year.
  • Westin Michigan Avenue Retail Parcel is included in Jan-Mar only due to its sale earlier this year.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	74%	86%	86%	77%	81%
ADR	$251	$274	$272	$250	$262
RevPAR	$186	$236	$234	$192	$212

Hotel Revenues	$300.9	$382.7	$380.5	$325.4	$1,389.4
Hotel EBITDA	$76.7	$135.7	$130.1	$87.3	$429.8
Hotel EBITDA Margin	25.5%	35.5%	34.2%	26.8%	30.9%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2022	2022	2022	2022	2022

Occupancy	48%	69%	73%	60%	63%
ADR	$300	$323	$325	$295	$312
RevPAR	$144	$222	$237	$178	$196

Hotel Revenues	$231.6	$366.3	$388.0	$308.1	$1,294.0
Hotel EBITDA	$46.1	$125.5	$123.0	$63.2	$357.9
Hotel EBITDA Margin	19.9%	34.3%	31.7%	20.5%	27.7%

	First Quarter	Second Quarter	Third Quarter
	2023	2023	2023

Occupancy	58%	73%	75%
ADR	$301	$311	$311
RevPAR	$176	$227	$234

Hotel Revenues	$294.1	$377.4	$389.1
Hotel EBITDA	$60.4	$112.1	$114.3
Hotel EBITDA Margin	20.5%	29.7%	29.4%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of September 30, 2023, as if they were owned as of January 1, 2019, except for LaPlaya Beach Resort & Club which is excluded from all time periods due to its closure following Hurricane Ian. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
2023 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

Hotel Monaco Seattle	X
Hotel Vintage Seattle	X
LaPlaya Beach Resort & Club
1 Hotel San Francisco			X	X
The Westin Michigan Avenue Chicago - Retail Parcel	X
Newport Harbor Island Resort	X	X	X
Hotel Zoe Fisherman's Wharf	X	X	X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company's third quarter Same-Property RevPAR, RevPAR Growth, Total RevPAR, Total RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of September 30, 2023, except for the following:
  • LaPlaya Beach Resort & Club is excluded due to its closure following Hurricane Ian.

The Company's estimates and assumptions for Same-Property RevPAR, RevPAR Growth, Total RevPAR, Total RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the fourth quarter of 2023 include all of the hotels the Company owned as of September 30, 2023, except for the following:
  • LaPlaya Beach Resort & Club is excluded due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded due to its upcoming redevelopment.
  • Hotel Zoe Fisherman's Wharf is excluded due to its anticipated sale.

Operating statistics and financial results may include periods prior to the Company's ownership of the hotels.